EXHIBIT 99.1

Certification required by Section 906 of the Sarbanes-Oxley Act of 2002 in connection with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002

The undersigned officers, being the Chief Executive Officer and the Chief Financial Officer of Superior Financial Corp., the issuer respecting the above referenced periodic report filed pursuant to section 13(a) of the Securities Exchange Act of 1934, hereby certify that the above-referenced periodic report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ C. STANLEY BAILEY	/s/ ROBERT A. KUEHL
C. Stanley Bailey Chief Executive Officer	Robert A. Kuehl Chief Financial Officer

March 5, 2003